NASCOR MORTGAGE LOAN POOL
                                20-YEAR THROUGH 30-YEAR FIXED RATE
                                     NON-RELOCATION MORTGAGES
                                      NASCOR SERIES 1998-25
                                           POOL PROFILE


                                          Bid                      Tolerance
                                          ---                      ---------
  AGGREGATE PRINCIPAL BALANCE             400,000,000                (+/- 5.00%)

  MORTGAGE LOAN CUTOFF DATE                  1-Oct-98
  INTEREST RATE RANGE                    6.50% - 9.25%
  GROSS WAC                                      7.37%             (+/- 10 Bps%)
  WEIGHTED AVERAGE SERVICE FEE                  25 bps
  MASTER SERVICING FEE                         1.7 bps
  WAM (in months)                                  358             (+/- 2 month)

  WALTV                                            74%             (maximum 79%)

  LTV Stratifications

  70-74% LTV                                                       (maximum 20%)
  75-79% LTV                                                       (maximum 40%)
  80-89% LTV                                                       (maximum 10%)
  Greater than 90% LTV                                              (maximum 5%)

  CALIFORNIA %                                     45%             (maximum 50%)
  SINGLE LARGEST ZIP CODE CONCENTRATION             2%             (maximum  4%)

  AVERAGE LOAN BALANCE                        $345,000        (maximum $360,000)
  LARGEST INDIVIDUAL LOAN BALANCE           $1,500,000      (maximum $1,600,000)

  CASH-OUT REFINANCE %                             15%            (maximum  18%)

  PRIMARY RESIDENCE %                              97%             (minimum 90%)

  SINGLE-FAMILY DETACHED %                         93%             (minimum 80%)

  FULL DOCUMENTATION %                             94%             (minimum 75%)

  UNINSURED Greater Than 80% LTV                    1%              (maximum 3%)

  TEMPORARY BUYDOWNS                                0%             (maximum  5%)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

----------
  (1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-25
                               PRICING INFORMATION



 RATING AGENCIES                                   TBD by Norwest

 PASS THRU RATE                                        6.75%

 ASSUMED SIZE OF PRINCIPAL ONLY CLASS                  0.15%

 PRICING DATE                                      03-Sep-98

 FINAL STRUCTURE DUE DATE                          09-Oct-98        9:00 AM

 SETTLEMENT DATE                                   28-Oct-98

 ASSUMED SUB LEVELS                                      AAA          4.000%
                                                          AA          2.500%
                                                           A          1.150%
                                                         BBB          0.700%
                                                          BB          0.400%
                                                           B          0.250%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-25. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



 NASCOR CONTACTS                       Lori Fountain (301)846-8185
                                       Tammy Jeannotte (301)846-8288